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                                                              												EXHIBIT 11
                  				  THE SOUTHLAND CORPORATION AND SUBSIDIARIES
                  				STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                  				     (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                  				   CALCULATION OF EARNINGS PER COMMON SHARE


                                                           THREE MONTHS                  SIX MONTHS
                                                          ENDED JUNE 30,               ENDED JUNE 30,
                                                    -------------------------    -------------------------
                                                        1995          1994           1995          1994
                                                    -----------   -----------    -----------   -----------
Net earnings for earnings per-share calculation.  . $   36,758    $   31,633     $   35,796    $   23,502
                                                    ===========   ===========    ===========   ===========

Average number of common shares outstanding .  .  .    409,923       409,923        409,923       409,923
                                                    ===========   ===========    ===========   ===========

Net earnings per common share (Primary and
    Fully Diluted)  .  .  .  .  .  .  .  .  .  .  .      $ .09         $ .08          $ .09         $ .06
                                                        ======        ======         ======        ======


                                    					       Tab 1
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